 EXHIBIT A

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, with respect to their ownership of the Common Stock of Scorpio Bulkers Inc. and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th day of February, 2015.

GALAHAD SECURITIES LIMITED

By:	/s/ Mark Stoleson
Mark Stoleson
Director

LEGATUM CAPITAL LIMITED

By:	/s/ Mark Stoleson
Mark Stoleson
Director

LEGATUM GLOBAL HOLDINGS LIMITED

By:	/s/ Mark Stoleson
Mark Stoleson
Director

LEGATUM PARTNERSHIP LLP

By:	/s/ Philip Vassiliou
Philip Vassiliou
Partner

SENATE LIMITED, ACTING ON BEHALF OF THAT CERTAIN TRUST FORMED UNDER THE LAWS OF THE CAYMAN ISLANDS AS OF 1 JULY 1996

By:	/s/ Mark Stoleson
Mark Stoleson
Director